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                                                       Exhibit 21


                                  SUBSIDIARIES

Subsidiaries of METROGOLF INCORPORATED

     GOOSE CREEK GOLF PARTNERS LIMITED PARTNERSHIP, an Illinois Limited
          Partnership
     ILLINOIS CENTER GOLF PARTNERS, L.P., an Illinois Limited Partnership